UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a -12

Beam Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: (5)
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BEAM INC.

510 Lake Cook Road

Deerfield, Illinois 60015

Explanatory Note Regarding Correction of Instructions to Proxy Card

Related to Special Meeting of Stockholders to be Held on March 25, 2014

Beam Inc., a Delaware corporation (“Beam”), is making this filing with the Securities and Exchange Commission (the “SEC”) to correct a typographical error in the instructions to the proxy card included in the proxy statement filed by Beam with the SEC on February 19, 2014 (the “Proxy Statement”). The instructions to the proxy card incorrectly referred to “March 24, 2014” in one instance and should have referred to “March 20, 2014.” The following shows the sentence in which such error was located with the correct date included:

If you participate in the Beam Stock Fund under a retirement savings trust, the trustee must receive your proxy instructions no later than 11:59 p.m. Eastern Time on March 20, 2014, or the trustee will vote your plan shares in the same matter and proportion as plan shares for which it has received instructions, unless contrary to applicable law.

The proxy card mailed to Beam stockholders of record will reflect the above correction. Other than this change to the proxy card, the Proxy Statement remains unchanged.